UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, the Board of Directors (the "Board") of Biolase Technology, Inc. (the "Company") made certain appointments to the Audit, Compensation, Nominating and Corporate Governance, and Quality and Compliance Committees of the Board.

Dr. Alexander K. Arrow and Mr. James R. Largent were appointed as members of the Audit Committee of the Board, and Mr. Gregory D. Waller remains the Chairman of this committee. Dr. Norman J. Nemoy was appointed Chairman of the Compensation Committee of the Board, Dr. Arrow was appointed as a member of this committee, and Mr. Largent remains a member of this committee. Dr. Arrow was appointed Chairman of the Nominating and Corporate Governance Committee of the Board, Dr. Nemoy was appointed as a member of this committee, and Mr. Waller remains a member of this committee. Mr. Largent was appointed Chairman of the Quality and Compliance Committee, and Dr. Nemoy was appointed as a member of this committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

August 3, 2010	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chairman, CEO and President